UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): November 14, 2008

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

133 Sevilla Avenue

Coral Gables, FL 33134

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed, pursuant to a Credit Agreement, dated July 21, 2008, between SIBL and us, SIBL committed to loan us up to $40,000,000 (the “Credit Agreement”). Pursuant to amendments to the Credit Agreement dated September 5, 2008 and September 17, 2008, the funding schedule for loans to be made under the Credit Agreement was modified.

On November 14, 2008, we entered into a Third Amendment to Credit Agreement (the “Third Amendment”). Pursuant to the Third Amendment, the maturity date for all loans made under the Credit Agreement was extended to June 30, 2011. Also, the annual interest rate applicable to all amounts under the Credit Agreement was modified to 6% with payments of interest due on December 31, 2009, December 31, 2010 and on the maturity date. In addition, we have the option, with respect to any interest payment, to pay interest in cash or in shares of our common stock based upon the average closing bid and asked prices for our common stock for the 20 trading days prior to the applicable interest payment date. In addition, pursuant to the Third Amendment, the funding schedule for the unfunded balance of the loan under the Credit Agreement, in the amount of $28 million, was modified to provide for nine installments during the first quarter of 2009 commencing on February 5, 2009.

The foregoing is merely a summary of the terms and conditions of the transactions described above and does not purport to be a complete discussion of such transaction. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Third Amendment attached as an exhibit to this Current Report and incorporated by this reference.

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2008, the Company issued a release announcing results and improved earnings before interest, taxes, depreciation and amortization, or EBITDA, and revenues for the third quarter of 2008. A copy of the release is attached as an exhibit to this Current Report and incorporated by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment to Credit Agreement dated November 14, 2008, by and between eLandia and SIBL.

99.1	Press Release Issued by eLandia International Inc., November 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: November 14, 2008	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement dated November 14, 2008, by and between eLandia and SIBL.

99.1	Press Release Issued by eLandia International Inc., November 12, 2008.

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